UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2010

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 22, 2010, RealNetworks, Inc. (the "Company") announced a reorganization of its business and operational structure. As part of the reorganization, the Company eliminated approximately 85 positions, including approximately 25% of its executive ranks, and reduced its office space in Seattle, Europe and Asia. The Company will record restructuring charges of approximately $10 million for the quarter ended June 30, 2010, of which approximately $3 million relates to the reduction in force and approximately $7 million will be recorded as a loss on excess office facilities.

The Company’s press release announcing the reorganization is included with this report as Exhibit 99.1 and is incorporated by reference into this report.

This report contains forward-looking statements that involve risks and uncertainties, including statements relating to the amount of restructuring charges from the reorganization. More information about potential risk factors that could affect the Company's business and financial results is included in Real’s annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and, from time to time, in other reports filed by the Company with the Securities and Exchange Commission. Actual results may differ materially from estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No. Exhibit Description
99.1 Press release issued by RealNetworks, Inc. dated June 22, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

June 22, 2010	By:	/s/ Michael Eggers

Name: Michael Eggers
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by RealNetworks, Inc. dated June 22, 2010